Exhibit 99.1

VIVUS Reports Fourth Quarter and Full Year 2019 Financial Results

- Company to host conference call today at 4:30pm ET -

CAMPBELL, Calif., March 3, 2020 - VIVUS, Inc. (Nasdaq: VVUS) (the “Company”), a biopharmaceutical company, today reported financial results for the quarter and fiscal year ended December 31, 2019 and provided a business update.

“Fiscal year 2019 represents our first full year of operating results as a fully integrated business and clinical team,” said John Amos, VIVUS’ Chief Executive Officer. “In 2019, our team delivered nearly $70 million of revenue, a 7% increase compared to 2018, increased adjusted EBITDA 7% compared to 2018 and reduced our net loss by $5.5 million, a 15% decrease. VIVUS is now six quarters through a 10-quarter turnaround, and we are pleased with our progress towards achieving our goals.”

Recent Business Highlights

•	Completes Enrollment of Phase 4 Safety and Efficacy Study of Qsymia® in Adolescents

In March 2020, completed patient enrollment in VIVUS’ Phase 4 clinical study designed to evaluate the safety and efficacy of Qsymia (phentermine and topiramate extended-release) capsules CIV in obese adolescents between the ages of 12 and 17 years.

•	Qsymia Launches in South Korea

In February 2020, VIVUS announced that its Korean marketing partner, Alvogen Malta Operations (ROW) Ltd., has launched Qsymia in the Republic of Korea. VIVUS will receive a $2 million payment tied to the commercial launch of Qsymia.

•	Results of “Toolbox Trial” Demonstrating Qsymia’s Effectiveness Are Published

In January 2020, The University of Colorado announced the publication of new results from its Toolbox Trial, a real-world clinical trial conducted in urban safety-net primary care clinics offering patients a “toolbox” of cost-effective weight management tools. The study, published in the Journal of General Internal Medicine, found that a higher proportion of subjects who initially selected Qsymia from the toolbox or added it to their weight management plans during the study period achieved at least a 5% weight loss compared with subjects who never used Qsymia.

•	New Clinical Data Released Demonstrating that Qsymia is Effective at Reducing Binge Eating in Patients with Binge-Eating Disorder or Bulimia Nervosa

In November 2019, the results of a clinical study were published demonstrating that patients with binge-eating disorder or bulimia nervosa receiving Qsymia had a significant reduction in binge day frequency compared with placebo over four weeks and was well tolerated in these patient populations. The study results appear online in the International Journal of Eating Disorders.

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•	FDA Approves Improved PANCREAZE Formulation

In February 2020, the U.S. Food and Drug Administration (FDA) approved the supplemental New Drug Application (sNDA) for an improved formulation of PANCREAZE® (pancrelipase) Delayed Release Capsules that extends the shelf life to 36 months across all PANCREAZE dosages.

Fourth Quarter 2019 vs Third Quarter 2019 Financial Results

Revenue consisted of the following:

	(In thousands) Three Months Ended
	December 31, 2019	September 30, 2019
Qsymia net product revenue	$9,750	$9,583
PANCREAZE/PANCREASE MT, net product revenue	5,849	5,266
Milestone revenue	-	2,500
Supply revenue	1,186	64
Royalty revenue	469	557
Total revenue	$17,254	$17,970

Qsymia net product revenue was $9.8 million and $9.6 million in the fourth and third quarters of 2019, respectively. The Company continues to migrate Qsymia patients from the traditional retail pharmacy model to the Qsymia Advantage Program that improves access to Qsymia through, among other things, direct-to-patient distribution and improved pricing. During the fourth quarter of 2019, 31% of Qsymia scripts were dispensed through the Qsymia Advantage Program’s Direct-to-Patient model, up from 22% and 8% in the third and second quarters of 2019, respectively. In the fourth quarter of 2019, the Company experienced a seasonal drop in scripts to 83,116 compared to 85,899 in the third quarter of 2019, a decrease of 3%. This compares to a 7% decrease between the same periods in 2018.

PANCREAZE® net product revenue was $5.8 million and $5.3 million in the fourth and third quarters of 2019, respectively. The results in the fourth and third quarters of 2019 included $0.9 million and $0.1 million of Canadian sales of PANCREASE® MT, respectively. The Company began to recognize sales revenue from Canadian sales in the third quarter of 2019. Total U.S. scripts were 5,735 and 5,777 during the fourth and third quarters of 2019, respectively. In the U.S., the Company has a dedicated 10-person sales force, sampling program, full patient support program, a plan for investigator-sponsored trials in oncology, and a digital marketing campaign strategy, along with several other enhancements.

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Milestone revenue in the third quarter of 2019 represented the payment received related to Alvogen, VIVUS’ Korean marketing partner, obtaining marketing approval for Qsymia from the South Korea Ministry of Food and Drug Safety.

Supply revenue in the fourth quarter of 2019 consisted of sales of Qsymia to Alvogen to support the recent launch of Qsymia in South Korea. Prior to the fourth quarter, supply revenue consisted of sales of STENDRA®/SPEDRATM to the Company’s licensees for sales in the EU and U.S. Supply revenue varies based on the timing of orders from the Company’s licensees and consists of minimum order requirements and such purchases do not correspond to end user demand.

Royalty revenue was $0.5 million and $0.6 million in the fourth and third quarters of 2019, respectively. These amounts consisted of royalties earned on SPEDRA European revenues.

Total cost of goods sold, excluding amortization, was $4.0 million and $3.0 million in the fourth and third quarters of 2019, respectively. The increase was primarily due to the increase in Qsymia and PANCREAZE product sales as well as the increase in supply revenue over the third quarter.

Amortization of intangible assets was $3.6 million in both the fourth and third quarters of 2019. The amount primarily consisted of amortization expense of costs capitalized related to the acquisition of PANCREAZE.

Selling, general and administrative expense was $10.9 million and $9.2 million in the fourth and third quarters of 2019, respectively, and included selling and marketing expense of $4.3 million and $4.5 million, respectively. The increase in general and administrative costs was primarily due to the Company incurring $1.9 million of severance costs associated with the elimination of two officers.

Research and development expense was $2.4 million and $3.3 million in the fourth and third quarters of 2019, respectively. In 2019, research and development efforts primarily consisted of activities related to the Qsymia adolescent and efficacy study (OB-0403), PANCREAZE post-marketing requirements assumed from Janssen and PANCREAZE product improvement initiatives.

Total interest and other expense was $2.9 million and $9.9 million in the fourth and third quarters of 2019, respectively. The decrease in interest expense in the fourth quarter was primarily a result of prepayment premiums related to the reduction in debt balances incurred in the third quarter.

Net loss for the fourth and third quarters of 2019 was $6.5 million and $11.1 million, respectively. Cash and cash equivalents were $32.6 million at December 31, 2019.

Non-GAAP EBITDA for the fourth and third quarters of 2019 was $0.6 million and $3.0 million, respectively. Recurring non-GAAP EBITDA was $2.3 million and $1.2 million for the fourth and third quarters of 2019, respectively. In the fourth quarter, non-GAAP EBITDA was adjusted to remove the severance expense related to the elimination of two officers during the quarter and the third quarter was adjusted to exclude the Qsymia milestone revenue and certain professional fees related to the Company’s debt buyback.

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Conference Call Details

VIVUS will hold a conference call and an audio webcast to provide a business update and to discuss fourth quarter 2019 financial results today, March 3, 2020, beginning at 4:30 PM Eastern Time.

To listen via webcast, please visit http://ir.vivus.com/, or by clicking here.

To listen via phone, please use the dial in information provided below.

Dial in Details:

Toll-Free: (877) 359-2916

International: (224) 357-2386

Passcode: 6791889

The webcast replay and slide presentation will be available in the Events and Presentations section on the VIVUS website for 30 days.

About Qsymia

Qsymia is approved in the U.S. and is indicated as an adjunct to a reduced-calorie diet and increased physical activity for chronic weight management in adults with an initial body mass index (BMI) of 30 kg/m2 or greater (obese) or 27 kg/m2 or greater (overweight) in the presence of at least one weight-related medical condition such as high blood pressure, type 2 diabetes, or high cholesterol.

The effect of Qsymia on cardiovascular morbidity and mortality has not been established.  The safety and effectiveness of Qsymia in combination with other products intended for weight loss, including prescription and over-the-counter drugs, and herbal preparations, have not been established.

For more information about Qsymia, please visit www.Qsymia.com.

Important Safety Information for Qsymia

Qsymia® (phentermine and topiramate extended-release) capsules CIV is contraindicated in pregnancy; in patients with glaucoma; in hyperthyroidism; in patients receiving treatment or within 14 days following treatment with monoamine oxidase inhibitors; or in patients with hypersensitivity to sympathomimetic amines, topiramate, or any of the inactive ingredients in Qsymia.

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Qsymia can cause fetal harm. Females of reproductive potential should have a negative pregnancy test before treatment and monthly thereafter and use effective contraception consistently during Qsymia therapy.  If a patient becomes pregnant while taking Qsymia, treatment should be discontinued immediately, and the patient should be informed of the potential hazard to the fetus.

The most commonly observed side effects in controlled clinical studies, 5% or greater and at least 1.5 times placebo, include paraesthesia, dizziness, dysgeusia, insomnia, constipation, and dry mouth.

About PANCREAZE

PANCREAZE is a prescription medicine used to treat people who cannot digest food normally because their pancreas does not make enough enzymes due to cystic fibrosis or other conditions. PANCREAZE may help your body use fats, proteins, and sugars from food. PANCREAZE contains a mixture of digestive enzymes including lipases, proteases, and amylases from pig pancreas. PANCREAZE is safe and effective in children when taken as prescribed by your doctor.

Important Safety Information for PANCREAZE

What is the most important information I should know about PANCREAZE?

•	PANCREAZE may increase your chance of having a serious, rare bowel disorder called fibrosing colonopathy that may require surgery.

•	The risk of having this condition may be reduced by following the dosing instructions that your healthcare provider gave you.

Call your doctor right away if you have any unusual or severe stomach area (abdominal) pain, bloating, trouble passing stool (having bowel movements), nausea, vomiting, or diarrhea.

Take PANCREAZE exactly as prescribed by your doctor. Do not take more or less PANCREAZE than directed by your doctor.

What are the possible side effects of PANCREAZE?

PANCREAZE may cause serious side effects, including:

•	A rare bowel disorder called fibrosing colonopathy.

•	Irritation of the inside of your mouth. This can happen if PANCREAZE is not swallowed completely.

•	Increase in blood uric acid levels. This may cause worsening of swollen, painful joints (gout) caused by an increase in your blood uric acid levels.

•	Allergic reactions including trouble with breathing, skin rashes, or swollen lips.

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Call your doctor right away if you have any of these symptoms.

The most common side effects include pain in your stomach (abdominal pain) and gas.

Other possible side effects: PANCREAZE and other pancreatic enzyme products are made from the pancreas of pigs, the same pigs people eat as pork. These pigs may carry viruses. Although it has never been reported, it may be possible for a person to get a viral infection from taking pancreatic enzyme products that come from pigs.

These are not all the side effects of PANCREAZE. Talk to your doctor about any side effect that bothers you or does not go away.

You may report side effects to FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

What should I tell my doctor before taking PANCREAZE?

Tell your doctor if you:

•	are allergic to pork (pig) products.
•	have a history of blockage of your intestines, or scarring or thickening of your bowel wall (fibrosing colonopathy).
•	have gout, kidney disease, or high blood uric acid (hyperuricemia).
•	have trouble swallowing capsules.
•	have any other medical condition.
•	are pregnant or plan to become pregnant.
•	are breast-feeding or plan to breast-feed.

Tell your doctor about all the medicines you take, including prescription and nonprescription medicines, vitamins, and herbal supplements.

The Product Information and Medication Guide for PANCREAZE is available at www.pancreaze.com.

About STENDRA/SPEDRA (Avanafil)

STENDRA® (avanafil) is approved in the U.S. by the FDA for the treatment of erectile dysfunction.  Metuchen Pharmaceuticals LLC has exclusive marketing rights to STENDRA in the U.S., Canada, South America and India.

STENDRA is available through retail and mail order pharmacies.

SPEDRA™, the trade name for avanafil in the EU, is approved by the EMA for the treatment of erectile dysfunction in the EU.  VIVUS has granted an exclusive license to the Menarini Group through its subsidiaries to commercialize and promote SPEDRA for the treatment of erectile dysfunction in over 40 European countries plus Australia and New Zealand.

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Avanafil is licensed from Mitsubishi Tanabe Pharma Corporation (MTPC).  VIVUS owns worldwide development and commercial rights to avanafil for the treatment of sexual dysfunction, with the exception of certain Asian-Pacific Rim countries.  VIVUS is in discussions with other parties for the commercialization rights to its remaining territories.

For more information about STENDRA, please visit www.STENDRA.com.

Important Safety Information for STENDRA

STENDRA® (avanafil) is prescribed to treat erectile dysfunction (ED).

Do not take STENDRA if you take nitrates, often prescribed for chest pain, as this may cause a sudden, unsafe drop in blood pressure.

Discuss your general health status with your healthcare provider to ensure that you are healthy enough to engage in sexual activity.  If you experience chest pain, nausea, or any other discomforts during sex, seek immediate medical help.

STENDRA may affect the way other medicines work.  Tell your healthcare provider if you take any of the following; medicines called HIV protease inhibitors, such as ritonavir (Norvir®), indinavir (Crixivan®), saquinavir (Fortavase® or Invirase®) or atazanavir (Reyataz®); some types of oral antifungal medicines, such as ketoconazole (Nizoral®), and itraconazole (Sporanox®); or some types of antibiotics, such as clarithromycin (Biaxin®), telithromycin (Ketek®), or erythromycin.

In the rare event of an erection lasting more than 4 hours, seek immediate medical help to avoid long-term injury.

In rare instances, men taking PDE5 inhibitors (oral erectile dysfunction medicines, including STENDRA) reported a sudden decrease or loss of vision.  It is not possible to determine whether these events are related directly to these medicines or to other factors.  If you experience sudden decrease or loss of vision, stop taking PDE5 inhibitors, including STENDRA, and call a doctor right away.

Sudden decrease or loss of hearing has been rarely reported in people taking PDE5 inhibitors, including STENDRA.  It is not possible to determine whether these events are related directly to the PDE5 inhibitors or to other factors.  If you experience sudden decrease or loss of hearing, stop taking STENDRA and contact a doctor right away.  If you have prostate problems or high blood pressure for which you take medicines called alpha blockers or other anti-hypertensives, your doctor may start you on a lower dose of STENDRA.

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Drinking too much alcohol when taking STENDRA may lead to headache, dizziness, and lower blood pressure.

STENDRA in combination with other treatments for ED is not recommended.

STENDRA does not protect against sexually transmitted diseases, including HIV.

The most common side effects of STENDRA are headache, flushing, runny nose and congestion.

Please see full patient prescribing information for STENDRA (50 mg, 100 mg, 200 mg) tablets.

About VIVUS

VIVUS is a biopharmaceutical company committed to the development and commercialization of innovative therapies that focus on advancing treatments for patients with serious unmet medical needs.  For more information about the Company, please visit www.vivus.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks, uncertainties and other factors, including risks and uncertainties related to our ability to execute on our business strategy to enhance long-term stockholder value; risks and uncertainties related to our ability to address our outstanding balance of the convertible notes due in May 2020; risk and uncertainties related to the timing, strategy, structure and success of our capital raising efforts; risks and uncertainties related to our expected future revenues, operations and expenditures; risks and uncertainties related to our ability to identify and acquire cash flow generating assets and opportunities; risks and uncertainties related to the timing, strategy, tactics and success of the marketing and sales of PANCREAZE, including our ability to improve patient access to PANCREAZE; risks and uncertainties related to our commercialization of PANCREAZE as a new product and our management team initiating the commercialization of PANCREAZE; risks and uncertainties related to our, or our current or potential partner's, ability to successfully commercialize Qsymia, including our ability to improve patient and physician access to Qsymia; risks and uncertainties related to the impact of promotional programs for Qsymia on our net product revenue and net income (loss) in future periods; risks and uncertainties related to our ability to sell through the Qsymia retail pharmacy network and the Qsymia Advantage Program; risks and uncertainties related to the timing of initiation and completion of the post-approval clinical studies required as part of the approval of Qsymia by the U.S. Food and Drug Administration (“FDA”), including the Phase 4 post-marketing study of Qsymia in obese adolescents; risks and uncertainties related to the response from FDA to any data and/or information relating to post-approval clinical studies required for Qsymia; risks and uncertainties related to the impact of any possible future requirement to provide further analysis of previously submitted clinical trial data; risks and uncertainties related to the design and outcome of any clinical study required by FDA to expand the Qsymia label; risks and uncertainties related to our ability to successfully develop or acquire a proprietary formulation of tacrolimus; risks and uncertainties related to our ability to identify, acquire and develop new product pipeline candidates; risks and uncertainties related to our ability to demonstrate through clinical testing the quality, safety, and efficacy of our current or future investigational drug candidates or approved products; risks and uncertainties related to the timing, strategy, tactics and success of the launches and commercialization of STENDRA/SPEDRA (avanafil) by our current or potential collaborators; risks and uncertainties related to our ability to successfully complete on acceptable terms, and on a timely basis, avanafil partnering discussions for territories under our license with MTPC in which we do not have a commercial collaboration; risks and uncertainties related to our ability to work with FDA to significantly reduce or remove the requirements of the clinical post-approval cardiovascular outcomes trial (“CVOT”); risks and uncertainties related to our dialog with certain concerned member states in Europe relating to the pending decentralized Marketing Authorization Application, the timing and scope of the assessment by such Concerned Member State health authorities of our Marketing Authorization Application, and ultimately the decision of such Concerned Member State health authorities whether to grant Marketing Authorization for Qsymia in such EU countries; risks and uncertainties related to the failure to obtain FDA or foreign authority clearances or approvals and noncompliance with FDA or foreign authority regulations; and risks and uncertainties related to the impact, if any, of changes to our Board of Directors and senior management team. These risks and uncertainties could cause actual results to differ materially from those referred to in these forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Investors should read the risk factors set forth in VIVUS’ Form 10-K for the year ended December 31, 2019 as filed on March 3, 2020, and periodic reports filed with the Securities and Exchange Commission. VIVUS does not undertake an obligation to update or revise any forward-looking statements.

VIVUS, Inc.	Investor Relations: Lazar FINN Partners
Mark Oki	David Carey
Chief Financial Officer	Senior Partner
oki@vivus.com	david.carey@finnpartners.com
650-934-5200	212-867-1768

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VIVUS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	December 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$32,649	$30,411
Available-for-sale securities	-	80,838
Accounts receivable, net	22,338	25,608
Inventories	33,679	23,132
Prepaid expenses and other current assets	8,134	7,538
Total current assets	96,800	167,527
Property and equipment, net	233	341
Right-of-use assets	1,135	-
Intangible and other non-current assets	120,140	134,279
Total assets	$218,308	$302,147
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$7,726	$8,921
Accrued and other liabilities	32,398	33,044
Deferred revenue	1,249	1,235
Current portion of lease liability	767	-
Current portion of long-term debt	183,006	-
Total current liabilities	225,146	43,200
Long-term debt, net of current portion	58,721	294,446
Deferred revenue, net of current portion	3,063	4,290
Lease liability, net of current portion	602	-
Non-current accrued and other liabilities	-	234
Total liabilities	287,532	342,170
Commitments and contingencies
Stockholders’ deficit:
Preferred stock; $.001 par value; 5,000 shares authorized; no shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	-	-
Common stock; $.001 par value; 200,000 shares authorized; 10,643 and 10,636 shares issued and outstanding at December 31, 2019 and 2018, respectively	11	11
Additional paid-in capital	842,808	840,751
Accumulated other comprehensive loss	(35)	(270)
Accumulated deficit	(912,008)	(880,515)
Total stockholders’ deficit	(69,224)	(40,023)
Total liabilities and stockholders’ deficit	$218,308	$302,147

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VIVUS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	December 31, 2019	September 30, 2019
Revenue:
Net product revenue	$15,599	$14,849
Milestone revenue	-	2,500
Supply revenue	1,186	64
Royalty revenue	469	557
Total revenue	17,254	17,970

Operating expenses:
Cost of goods sold (excluding amortization)	3,970	3,016
Amortization of intangible assets	3,638	3,638
Selling, general and administrative	10,944	9,207
Research and development	2,380	3,266
Total operating expenses	20,932	19,127

Loss from operations	(3,678)	(1,157)

Interest expense and other expense, net	2,852	9,911
Loss before income taxes	(6,530)	(11,068)
Provision for income taxes	17	4
Net loss	$(6,547)	$(11,072)

Basic and diluted net loss per share:	$(0.61)	$(1.04)
Shares used in per share computation:
Basic and diluted	10,646	10,643

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VIVUS, INC.

GAAP to NON-GAAP RECONCILIATION

NET LOSS to EBITDA and RECURRING EBITDA

(In thousands)

(Unaudited)

A reconciliation between net loss on a GAAP basis, non-GAAP EBITDA and non-GAAP recurring EBITDA for the fourth and third quarters of 2019 is as follows:

	Three Months Ended
	December 31,	September 30,
	2019	2019
Net loss	$(6,547)	$(11,072)
Adjustments:
Interest expense and other expense, net	2,852	9,911
Depreciation of fixed assets	40	36
Amortization of intangible assets	3,638	3,638
Share-based compensation expense	608	483
Provision for income taxes	17	4
Non-GAAP EBITDA	$608	$3,000
Milestone revenue	-	(2,500)
Fees from debt buy down	-	656
Severance expense	1,645	-
Non-GAAP recurring EBITDA	$2,253	$1,156

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VIVUS, INC.

GAAP to NON-GAAP RECONCILIATION

NET LOSS to ADJUSTED EBITDA

(In thousands)

(Unaudited)

A reconciliation between net loss on a GAAP basis and adjusted non-GAAP EBITDA for the years ended December 31, 2019 and 2019 is as follows:

	Year Ended December 31,
	2019	2018
Net loss	$(31,503)	$(36,950)
Adjustments:
Interest expense and other expense, net	20,513	33,419
Gain on extinguishment of debt	-	1,427
Depreciation of fixed assets	150	235
Amortization of intangible assets	14,552	8,640
Share-based compensation expense	2,026	3,285
Provision for income taxes	21	52
Non-GAAP EBITDA	$5,759	$10,108

Non-recurring and discretionary spending
Milestone revenue	(2,500)	-
One-time expenses	2,301	2,034
Gain on extinguishment of debt	-	(1,427)
Incremental sales and marketing	3,998	-
Research and development	5,680	3,563
Adjusted Non-GAAP EBITDA	$15,238	$14,278

Use of Non-GAAP Financial Measures

We supplement our condensed consolidated financial statements presented on a GAAP basis by providing an additional measure which is considered non-GAAP under applicable SEC rules. We believe that the disclosure of this non-GAAP measure provides investors with additional information that reflects the basis upon which our management assesses and operates our business. This non-GAAP financial measure is not in accordance with GAAP and should not be viewed in isolation or as a substitute for GAAP net loss and is not a substitute for, or superior to, measures of financial performance performed in conformity with GAAP.

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We define non-GAAP EBITDA as net loss before interest expense and other expense, depreciation of fixed assets, amortization of intangible assets, share-based compensation expense and provision for or benefit from income taxes. We define non-GAAP Recurring EBITDA as non-GAAP EBITDA adjusted for certain non-recurring revenues and expenses, such as non-recurring milestone revenues, non-recurring restructuring and transaction costs and the one-time impact of changes in accounting estimates or the impact of new accounting standards. We define Adjusted non-GAAP EBITDA as non-GAAP EBITDA adjusted for certain non-recurring revenues and expenses, such as non-recurring milestone revenues, non-recurring restructuring and transaction costs and the one-time impact of changes in accounting estimates or the impact of new accounting standards and discretionary incremental sales and marketing expenses and discretionary research and development expenses.

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